Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-146356 on Form S-3 and Registration Statement Nos. 33-21087, 33-21088, 33-51235, 33-53463, 33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-53246, 333-56696, 333-72206, 333-65796, 333-101519, 333-109296, 333-117737, 333-117738, 333-139561 and 333-139562 on Form S-8 of Merck & Co., Inc. of our report dated February 27, 2009, relating to the consolidated financial statements and financial statement schedule of Schering-Plough Corporation and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph regarding the Schering-Plough Corporation and subsidiaries’ adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) which appears in this Current Report on Form 8-K.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

June 19, 2009